Exhibit 99.1

Alliant Energy Corporation
Corporate Headquarters
4902 North Biltmore Lane
Madison, WI 53718-2148
www.alliantenergy.com
News Release

FOR IMMEDIATE RELEASE	Media Contact:	Scott Reigstad (608) 458-3145
	Investor Relations:	Susan Gille (608) 458-3956

ALLIANT ENERGY ANNOUNCES FIRST QUARTER 2017 RESULTS
Mild temperatures negatively impact earnings, Reaffirms 2017 earnings guidance

MADISON, Wis. - May 3, 2017 - Alliant Energy Corporation (NYSE: LNT) today announced U.S generally accepted accounting principles (GAAP) consolidated unaudited earnings per share (EPS) from continuing operations for the three months ended March 31 as follows:

	2017	2016
Utilities, ATC and Corporate Services	$0.41	$0.42
Non-regulated and Parent	0.02	0.01
Alliant Energy Consolidated	$0.43	$0.43

“First quarter 2017 temperatures, as measured by heating degree days, were approximately 13% warmer than normal in our service territories resulting in $0.04 per share of lower earnings,” said Patricia Kampling, Alliant Energy Chairman, President and CEO. “With the exception of the mild weather, results were in-line with our expectations allowing us to reaffirm our 2017 earnings guidance.”

Utilities, ATC and Corporate Services - Alliant Energy’s Utilities, American Transmission Company Investment (ATC) and Alliant Energy Corporate Services, Inc. (Corporate Services) operations generated $0.41 per share of GAAP EPS from continuing operations in the first quarter of 2017, which was $0.01 per share lower than the first quarter of 2016. The primary drivers of lower EPS were lower electric and gas sales volumes largely caused by unusually mild temperatures in early 2017, higher Wisconsin Power and Light Company (WPL) electric fuel-related costs, net of recoveries, and higher depreciation expense. These items were partially offset by higher revenues resulting from WPL’s retail electric and gas base rate increases implemented in January 2017.

Non-regulated and Parent - Alliant Energy’s Non-regulated and Parent operations generated $0.02 per share of GAAP EPS from continuing operations in the first quarter of 2017, which was an improvement of $0.01 per share compared to the first quarter of 2016.

Common Stock Split - In April 2016, Alliant Energy’s Board of Directors approved a two-for-one common stock split and a proportionate increase in the number of authorized shares of common stock of Alliant Energy from 240 million shares to 480 million shares to implement the stock split. Alliant Energy shareowners of record at the close of business on May 4, 2016 received one additional share of Alliant Energy common stock for each share held on that date. The proportionate interest that a shareowner owns in Alliant Energy did not change as a result of the stock split. The additional shares were distributed on May 19, 2016 and post-split trading began on May 20, 2016. All share and per share amounts in this release have been reflected on a post-split basis.

Details regarding GAAP EPS from continuing operations variances between the first quarters of 2017 and 2016 for Alliant Energy are as follows:

	Q1 2017	Q1 2016	Variance
Utilities, ATC and Corporate Services:
Higher margins from WPL retail electric and gas base rate increases	$0.06	$—	$0.06
Estimated temperature impact on retail electric and gas sales	(0.04)	(0.02)	(0.02)
Higher WPL retail electric fuel-related costs, net of recoveries	(0.02)	—	(0.02)
Higher energy efficiency cost recovery amortization at WPL	(0.01)	0.01	(0.02)
Higher depreciation expense			(0.02)
Lower retail sales due to the additional day for leap year in 2016	—	0.01	(0.01)
Other			0.02
Total Utilities, ATC and Corporate Services			($0.01)
Non-regulated and Parent:
Other			0.01
Total Non-regulated and Parent			$0.01

Higher margins from WPL retail electric and gas base rate increases - In December 2016, WPL received an order from the Public Service Commission of Wisconsin authorizing WPL to implement an increase in annual retail electric and gas rates of $9 million, each. The retail electric rate increase is comprised of a $60 million retail electric base rate increase and a $51 million monitored fuel-related cost decrease. Effective January 1, 2017, WPL no longer has winter rates that are lower than summer rates. Thus, the quarter-over-quarter variances resulting from the retail electric base rate increase will be larger during the winter quarters, compared to the summer quarters.

Estimated temperature impact on retail electric and gas sales - The winter of 2017 was the sixth warmest on record in the United States. The impact of the mild temperatures on Alliant Energy’s electric and gas sales in the first quarter of 2017, compared to normal temperatures, was estimated to be a $0.04 per share decrease in margins. By comparison, the net impact of the mild temperatures on Alliant Energy’s electric and gas sales in the first quarter of 2016 was estimated to be a $0.02 per share decrease in margins.

Higher WPL retail electric fuel-related costs, net of recoveries - WPL recognized costs of $0.02 per share in the first quarter of 2017 as a result of fuel and purchased power prices, which were higher than the 2017 fuel component of retail customer rates. WPL currently estimates the full year commodity risk exposure to its retail electric margins, based on the annual bandwith of plus or minus 2%, is approximately $0.02 per share.

2017 Earnings Guidance

Alliant Energy is reaffirming EPS guidance for 2017 as follows:

Utilities, ATC and Corporate Services	$1.90 - $2.02
Non-regulated and Parent	0.02 - 0.04
Alliant Energy Consolidated	$1.92 - $2.06

Drivers for Alliant Energy’s 2017 earnings guidance include, but are not limited to:

•	Ability of Interstate Power and Light Company (IPL) and WPL to earn their authorized rates of return

•	Stable economy and resulting implications on utility sales

•	Normal temperatures in its utility service territories

•	Continuing cost controls and operational efficiencies

•	Execution of IPL’s and WPL’s capital expenditure and financing plans

•	Consolidated effective tax rate of 17%

The 2017 earnings guidance does not include the impacts of any material non-cash valuation adjustments, regulatory-related charges or credits, reorganizations or restructurings, discontinued operations, further impacts from anticipated changes to ATC’s authorized return on equity, future changes in laws or regulations including potential tax reform, adjustments made to deferred tax assets and liabilities from valuation allowances and organizational structure changes, pending lawsuits and disputes, federal and state income tax audits and other Internal Revenue Service proceedings or changes in GAAP and tax methods of accounting that may impact the reported results of Alliant Energy.

Earnings Conference Call

A conference call to review the first quarter 2017 results is scheduled for Thursday, May 4th at 9:00 a.m. central time. Alliant Energy Chairman, President and Chief Executive Officer Patricia Kampling and Vice President, Chief Financial Officer and Treasurer Robert Durian will host the call. The conference call is open to the public and can be accessed in two ways. Interested parties may listen to the call by dialing 888-221-9591 (United States or Canada) or 913-312-1434 (International), passcode 8244179. Interested parties may also listen to a webcast at www.alliantenergy.com/investors. In conjunction with the information in this earnings announcement and the conference call, Alliant Energy posted supplemental materials on its website. A replay of the call will be available through May 11, 2017, at 888-203-1112 (United States or Canada) or 719-457-0820 (International), passcode 8244179. An archive of the webcast will be available on the Company’s Web site at www.alliantenergy.com/investors for 12 months.

About Alliant Energy Corporation

Alliant Energy is the parent company of two public utility companies - Interstate Power and Light Company and Wisconsin Power and Light Company - and of Alliant Energy Finance, LLC, the parent company of Alliant Energy’s non-regulated operations. Alliant Energy is an energy-services provider with utility subsidiaries serving approximately 960,000 electric and 410,000 natural gas customers. Providing its customers in the Midwest with regulated electricity and natural gas service is the Company’s primary focus. Alliant Energy, headquartered in Madison, Wisconsin, is a component of the S&P 500 and is traded on the New York Stock Exchange under the symbol LNT. For more information, visit the Company’s Web site at www.alliantenergy.com.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements can be identified by words such as “forecast,” “expect,” “guidance,” or other words of similar import. Similarly, statements that describe future financial performance or plans or strategies are forward-looking statements. Such forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Actual results could be materially affected by the following factors, among others:

•	federal and state regulatory or governmental actions, including the impact of energy, tax (including potential tax reform), financial and health care legislation, and of regulatory agency orders;

•
IPL’s and WPL’s ability to obtain adequate and timely rate relief to allow for, among other things, the recovery of fuel costs, operating costs, transmission costs, environmental compliance and remediation costs, deferred expenditures, capital expenditures, and remaining costs related to electric generating units (EGUs) that may be permanently closed, earning their authorized rates of return, and the payments to their parent of expected levels of dividends;

•	the ability to continue cost controls and operational efficiencies;

•	the impact of IPL’s pending retail electric base rate review;

•	weather effects on results of utility operations;

•	the impact of the economy in IPL’s and WPL’s service territories and the resulting impacts on sales volumes, margins and the ability to collect unpaid bills;

•
the impact of customer- and third party-owned generation, including alternative electric suppliers, in IPL’s and WPL’s service territories on system reliability, operating expenses and customers’ demand for electricity;

•	the impact of energy efficiency, franchise retention and customer disconnects on sales volumes and margins;

•	the impact that price changes may have on IPL’s and WPL’s customers’ demand for electric, gas and steam services and their ability to pay their bills;

•	developments that adversely impact the ability to implement the strategic plan;

•	the ability to qualify for the full level of production tax credits on planned and potential new wind farms and the impact of changes to production tax credits for existing wind farms;

•
issues related to the availability and operations of EGUs, including start-up risks, breakdown or failure of equipment, performance below expected or contracted levels of output or efficiency, operator error, employee safety, transmission constraints, compliance with mandatory reliability standards and risks related to recovery of resulting incremental costs through rates;

•	disruptions in the supply and delivery of natural gas, purchased electricity and coal;

•	changes in the price of delivered natural gas, purchased electricity and coal due to shifts in supply and demand caused by market conditions and regulations;

•	impacts on equity income from unconsolidated investments due to further potential changes to ATC’s authorized return on equity;

•
issues associated with environmental remediation and environmental compliance, including compliance with the Consent Decree between WPL, the U.S. Environmental Protection Agency (EPA) and the Sierra Club, the Consent Decree between IPL, the EPA, the Sierra Club, the State of Iowa and Linn County in Iowa, the coal combustion residuals rule, the Clean Power Plan, future changes in environmental laws and regulations, including the EPA’s regulations for carbon dioxide emissions reductions from new and existing fossil-fueled EGUs, and litigation associated with environmental requirements;

•
the ability to defend against environmental claims brought by state and federal agencies, such as the EPA, state natural resources agencies or third parties, such as the Sierra Club, and the impact on operating expenses of defending and resolving such claims;

•	impacts that storms or natural disasters in IPL’s and WPL’s service territories may have on their operations and recovery of costs associated with restoration activities;

•	the direct or indirect effects resulting from terrorist incidents, including physical attacks and cyber attacks, or responses to such incidents;

•
the impact of penalties or third-party claims related to, or in connection with, a failure to maintain the security of personally identifiable information, including associated costs to notify affected persons and to mitigate their information security concerns;

•
the direct or indirect effects resulting from breakdown or failure of equipment in the operation of gas distribution systems, such as leaks, explosions and mechanical problems, and compliance with gas transmission and distribution safety regulations, such as proposed rules issued by the Pipeline and Hazardous Materials Safety Administration;

•	risks associated with integration of a new customer billing and information system, which was completed in 2016;

•
impacts of IPL’s future tax benefits from Iowa rate-making practices, including deductions for repairs expenditures and allocation of mixed service costs, and recoverability of the associated regulatory assets from customers, when the differences reverse in future periods;

•
any material post-closing adjustments related to any past asset divestitures, including the sales of IPL’s Minnesota electric and natural gas assets, and Whiting Petroleum Corporation, which could result from, among other things, warranties, parental guarantees or litigation;

•	continued access to the capital markets on competitive terms and rates, and the actions of credit rating agencies;

•	inflation and interest rates;

•
changes to the creditworthiness of counterparties with which Alliant Energy, IPL and WPL have contractual arrangements, including participants in the energy markets and fuel suppliers and transporters;

•	current or future litigation, regulatory investigations, proceedings or inquiries;

•	reputational damage from negative publicity, protests, fines, penalties and other negative consequences resulting in regulatory and/or legal actions;

•	Alliant Energy’s ability to sustain its dividend payout ratio goal;

•	employee workforce factors, including changes in key executives, collective bargaining agreements and negotiations, work stoppages or restructurings;

•	inability to access technological developments, including those related to wind turbines, solar generation, smart technology, energy storage and other future technologies;

•	changes in technology that alter the channels through which electric customers buy or utilize electricity;

•	material changes in employee-related benefit and compensation costs;

•	the effect of accounting standards issued periodically by standard-setting bodies;

•	the impact of adjustments made to deferred tax assets and liabilities from state apportionment assumptions;

•	the ability to utilize tax credits and net operating losses generated to date, and those that may be generated in the future, before they expire;

•	impacts of the extension of bonus depreciation deductions;

•	the ability to successfully complete tax audits and changes in tax accounting methods with no material impact on earnings and cash flows; and

•	factors listed in the “2017 Earnings Guidance” section of this press release.

For more information about potential factors that could affect Alliant Energy’s business and financial results, refer to Alliant Energy’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), including the section therein titled “Risk Factors,” and its other filings with the SEC.

Without limitation, the expectations with respect to 2017 earnings guidance in this press release are forward-looking statements and are based in part on certain assumptions made by Alliant Energy, some of which are referred to in the forward-looking statements. Alliant Energy cannot provide any assurance that the assumptions referred to in the forward-looking statements or otherwise are accurate or will prove to be correct. Any assumptions that are inaccurate or do not prove to be correct could have a material adverse effect on Alliant Energy’s ability to achieve the estimates or other targets included in the forward-looking statements. The forward-looking statements included herein are made as of the date hereof and, except as required by law, Alliant Energy undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

Use of Non-GAAP Financial Measures

Alliant Energy included in this press release IPL; WPL, excluding ATC Investment; ATC Investment; Corporate Services; utilities, ATC and Corporate Services; and non-regulated and parent EPS from continuing operations for the first quarters ended March 31, 2017 and 2016. Alliant Energy believes these non-GAAP financial measures are useful to investors because they facilitate an understanding of segment performance and trends and provide additional information about Alliant Energy’s operations on a basis consistent with the measures that management uses to manage its operations and evaluate its performance.

Note: Unless otherwise noted, all “per share” references in this release refer to earnings per diluted share.

ALLIANT ENERGY CORPORATION
FIRST QUARTER EARNINGS SUMMARY (Unaudited)

The following tables provide a summary of Alliant Energy’s results for the three months ended March 31:

EPS:	Three Months
	2017	2016
IPL	$0.16	$0.20
WPL, excluding ATC Investment	0.20	0.18
ATC Investment	0.03	0.03
Corporate Services	0.02	0.01
Subtotal for Utilities, ATC and Corporate Services	0.41	0.42
Non-regulated and Parent	0.02	0.01
EPS from continuing operations	0.43	0.43
EPS from discontinued operations	0.01	—
Alliant Energy Consolidated	$0.44	$0.43

Earnings (in millions):	Three Months
	2017	2016
IPL	$37.2	$45.6
WPL, excluding ATC Investment	45.5	40.5
ATC Investment	6.9	6.5
Corporate Services	3.2	2.8
Subtotal for Utilities, ATC and Corporate Services	92.8	95.4
Non-regulated and Parent	6.2	2.2
Earnings from continuing operations	99.0	97.6
Income (loss) from discontinued operations	1.4	(1.1)
Alliant Energy Consolidated	$100.4	$96.5

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended March 31,
	2017	2016
	(in millions, except per share amounts)
Operating revenues:
Electric utility	$677.6	$668.9
Gas utility	154.3	152.2
Other utility	11.7	13.2
Non-regulated	10.3	9.5
	853.9	843.8
Operating expenses:
Electric production fuel and purchased power	207.8	200.9
Electric transmission service	124.7	127.9
Cost of gas sold	92.2	95.2
Other operation and maintenance:
Energy efficiency costs	20.3	13.9
Other	132.6	131.2
Depreciation and amortization	107.0	102.5
Taxes other than income taxes	26.4	26.3
	711.0	697.9
Operating income	142.9	145.9
Interest expense and other:
Interest expense	52.3	48.0
Equity income from unconsolidated investments, net	(11.5)	(10.5)
Allowance for funds used during construction	(17.0)	(13.2)
Interest income and other	(0.1)	(0.2)
	23.7	24.1
Income from continuing operations before income taxes	119.2	121.8
Income taxes	17.6	21.6
Income from continuing operations, net of tax	101.6	100.2
Income (loss) from discontinued operations, net of tax	1.4	(1.1)
Net income	103.0	99.1
Preferred dividend requirements of IPL	2.6	2.6
Net income attributable to Alliant Energy common shareowners	$100.4	$96.5
Weighted average number of common shares outstanding (basic and diluted) (a)	227.6	226.8
Earnings per weighted average common share attributable to Alliant Energy common shareowners (basic and diluted) (a):
Income from continuing operations, net of tax	$0.43	$0.43
Income from discontinued operations, net of tax	0.01	—
Net income	$0.44	$0.43
Amounts attributable to Alliant Energy common shareowners:
Income from continuing operations, net of tax	$99.0	$97.6
Income (loss) from discontinued operations, net of tax	1.4	(1.1)
Net income	$100.4	$96.5
Dividends declared per common share (a)	$0.315	$0.29375

(a)	Amounts reflect the effects of a two-for-one common stock split distributed in May 2016.

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	March 31, 2017	December 31, 2016
	(in millions)
ASSETS:
Current assets:
Cash and cash equivalents	$8.4	$8.2
Other current assets	741.4	868.9
Property, plant and equipment, net	10,448.8	10,279.2
Investments	346.8	337.6
Other assets	1,919.5	1,879.9
Total assets	$13,464.9	$13,373.8
LIABILITIES AND EQUITY:
Current liabilities:
Current maturities of long-term debt	$4.6	$4.6
Commercial paper	302.8	244.1
Other current liabilities	857.6	913.3
Long-term debt, net (excluding current portion)	4,316.1	4,315.6
Other liabilities	3,886.9	3,834.2
Equity:
Alliant Energy Corporation common equity	3,896.9	3,862.0
Cumulative preferred stock of Interstate Power and Light Company	200.0	200.0
Total equity	4,096.9	4,062.0
Total liabilities and equity	$13,464.9	$13,373.8

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended March 31,
	2017	2016
	(in millions)
Cash flows from operating activities	$333.7	$228.3
Cash flows used for investing activities:
Construction and acquisition expenditures:
Utility business	(276.4)	(220.4)
Alliant Energy Corporate Services, Inc. and non-regulated businesses	(15.1)	(18.8)
Other	(12.1)	19.2
Net cash flows used for investing activities	(303.6)	(220.0)
Cash flows used for financing activities:
Common stock dividends	(71.5)	(66.5)
Net change in commercial paper	58.7	53.6
Other	(17.1)	3.6
Net cash flows used for financing activities	(29.9)	(9.3)
Net increase (decrease) in cash and cash equivalents	0.2	(1.0)
Cash and cash equivalents at beginning of period	8.2	5.8
Cash and cash equivalents at end of period	$8.4	$4.8

KEY FINANCIAL AND OPERATING STATISTICS

	March 31, 2017	March 31, 2016
Common shares outstanding (000s) (a)	227,823	227,125
Book value per share (a)	$17.10	$16.58
Quarterly common dividend rate per share (a)	$0.315	$0.29375

	Three Months Ended March 31,
	2017	2016
Utility electric sales (000s of megawatt-hours)
Residential	1,764	1,841
Commercial	1,585	1,596
Industrial	2,631	2,504
Industrial - co-generation customers	213	262
Retail subtotal	6,193	6,203
Sales for resale:
Wholesale	1,003	980
Bulk power and other	48	99
Other	26	25
Total	7,270	7,307
Utility retail electric customers (at March 31)
Residential	813,082	806,474
Commercial	141,606	140,699
Industrial	2,564	2,541
Total	957,252	949,714
Utility gas sold and transported (000s of dekatherms)
Residential	11,744	12,116
Commercial	7,844	8,084
Industrial	972	971
Retail subtotal	20,560	21,171
Transportation / other	19,108	22,235
Total	39,668	43,406
Utility retail gas customers (at March 31)
Residential	368,146	365,228
Commercial	44,772	44,697
Industrial	380	384
Total	413,298	410,309

Estimated margin decreases from impacts of temperatures (in millions) -
	Three Months Ended March 31,
	2017	2016
Electric margins	($9)	($6)
Gas margins	(5)	(3)
Total temperature impact on margins	($14)	($9)

	Three Months Ended March 31,
	2017	2016	Normal (b)
Heating degree days (HDDs) (b)
Cedar Rapids, Iowa (IPL)	2,919	3,069	3,451
Madison, Wisconsin (WPL)	3,130	3,258	3,539

(a)	Amounts reflect the effects of a two-for-one common stock split distributed in May 2016.

(b)	HDDs are calculated using a simple average of the high and low temperatures each day compared to a 65 degree base. Normal degree days are calculated using a rolling 20-year average of historical HDDs.